Superior Financial Corp. Announces Dividend

     LITTLE ROCK, Ark.--Sept. 30, 2002--Superior Financial Corp. (NASDAQ:SUFI), announced today that its Board of Directors has approved a cash dividend equal to $0.10 per share. The dividend is payable on October 24, 2002 to all stockholders of record as of the close of business on September 30, 2002. The dividend, on an annualized basis, equates to $0.40 per share of common stock.
    Superior Financial Corp. is the holding company of Superior Bank.
Superior Bank is a $1.7 billion federal savings bank operating 60 full service branch and loan production offices in Arkansas and Oklahoma.
The bank has three active subsidiaries - Superior Financial Services, Inc., providing discount brokerage and full service investment advisory services, Southwest Protective Life Insurance Company and
Superior Finance Company, a consumer finance operation. Superior
Financial Corp. stock is traded on the NASDAQ National Market under the symbol SUFI.
    Pursuant to the Safe Harbor provisions of Private Securities Litigation Reform Act of 1995, the reader is cautioned that this announcement contains "forward looking statements" regarding Superior's future performance which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

    CONTACT: Superior Financial Corp., Little Rock
             Rick D. Gardner, 501/324-7253
             www.superiorfinancialcorp.com